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                  (DEL) U.S. ENVIRONMENTAL, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Computation of Earnings Per Common Share
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

                                                                                          February 18, 1988,
                                                       For the Nine Months Ended           (Inception) to
                                                      June 30,           June 30,            June 30,
                                                   -----------------------------------    ----------------
                                                   -----------------------------------    ----------------
                                                        1998               1997                1998
                                                   ----------------   ----------------    ----------------
                                                   ----------------   ----------------    ----------------

Shares  outstanding:                                   109,664,163         76,693,303         109,664,163
Weighted average shares outstanding                     92,057,827         48,807,810          30,177,788
Net loss                                           $      (441,050)  $       (263,457)  $      (5,086,491)

Loss before extraordinary gain                                   -             (0.009)              (0.18)
Extraordinary gain on forgiveness of debt                        -              0.004               0.006
Net loss per share                                 $        (0.005)  $         (0.005)  $           (0.17)


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